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                                                                    Exhibit 99.1


          RUBIO'S RESTAURANTS, INC. NAMES LOREN PANNIER, FORMER CFO FOR
                       CARL'S JR., TO BOARD OF DIRECTORS

CARLSBAD, CALIF. (DEC. 26, 2002) -- Rubio's Restaurants, Inc. (NASDAQ:RUBO) today announced that Loren Pannier, the former chief financial officer for CKE Restaurants, Inc., the holding company for the Carl's Jr. restaurant chain, has joined the company's board of directors and will serve as chairman of the Company's audit committee, effective December 17, 2002.

      "We are delighted to have someone with Loren's industry knowledge and passion for the restaurant business on our Board," said Ralph Rubio, the company's co-founder, chairman and chief executive officer. "Rubio's will benefit greatly from his experience and insights, especially as it relates to development and financial matters."

      "Rubio's is one of the most exciting and innovative concepts in the Fresh Mexican Grill category," said Pannier. "I'm honored to join this top notch Board and look forward to being an active and contributing member."

      Pannier joins Rubio's board members Ralph Rubio, chairman and chief executive officer, Kyle Anderson, managing member Rosewood Venture Group, Craig Andrews, partner, Brobeck, Phleger & Harrison LLP, Jack W. Goodall, former chairman, Jack in the Box Inc. and Timothy Ryan, former president/chief executive officer, Diedrich Coffee, Inc.

      Rubio's, the "Flavor Leader" within the fast-growing Fresh Mexican Grill category, offers guests the bold and distinct flavors of Baja-style cuisine. These intense flavors extend to all menu items including the marinated, grilled chicken and steak tacos, and burritos.

      Rubio's has also unveiled a new restaurant prototype that features more upscale design in a relaxing Baja-influenced environment. The most recent Rubio's to open with the new design can be found at Carlsbad Company Stores Rubio's hometown of Carlsbad, Calif.

ABOUT LOREN PANNIER

      Pannier spent 29 years with CKE Restaurants, Inc. the holding company for Carl's Jr. During this time, he held a number of senior management positions including senior vice president investor relations, senior vice president purchasing and distribution, and chief financial officer. In his post as chief financial officer, Pannier led the company through its initial public offering in 1981.

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RUBIO'S ADDS NEW BOARD MEMBER 2-2-2-2

      Prior to joining CKE, Pannier was a senior consultant with Price Waterhouse & Co. in their Management Services Division. He holds a bachelor of arts from Occidental College and an MBA from California State University, Long Beach.

      Currently, Pannier is general partner of Pannier Enterprises and Citrus Legacy Partners; both entities specialize in income-producing commercial properties.

ABOUT RUBIO'S FRESH MEXICAN GRILL

      Bold, distinctive and delicious Baja-style flavor is the hallmark of Rubio's Fresh Mexican Grill. The "Flavor Leader" within the quick/casual Fresh Mexican Grill category, Rubio's serves a range of flavorful, Baja-style foods including the now "World Famous Fish Taco," great grilled chicken and steak products like burritos, salads, bowls and quesadillas--all in a relaxed and inviting atmosphere. Two decades and more than 50 million fish tacos later, Rubio's Restaurants, Inc., is today a publicly traded company (NASDAQ:RUBO) headquartered in Carlsbad, California. Rubio's operates, licenses or franchises 142 restaurants in California, Arizona, Oregon, Colorado, Utah, and Nevada. For more information, visit the website at www.rubios.com.

Some of the information in this press release may contain forward-looking statements regarding future events or the future financial performance by the Company. Actual results may differ substantially as a result of various factors including, but not limited to, factors impacting our expectations regarding earnings per share, comparable sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse affects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset writedowns, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, food commodity prices, competition, and governmental actions regarding minimum wage. These and other factors can be found in our filings with the SEC including without limitation in the "Risk Factors" section of our most recent Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

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                             Contact: Christy Geiling, Rubio's Restaurants, Inc.
                                             (760) 929-8226; cgeiling@rubios.com

                                                        Erin Peacock, Peacock PR
                   (949) 464-1096 Office; (949) 307-1889 Cell; peacockpr@cox.net